Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 27, 2019 relating to the consolidated financial statements of FSB Bancorp, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Bonadio & Co., LLP

Rochester, New York

February 13, 2020